Exhibit 3.1

Restated Articles of Incorporation of CTI Industries Corporation (incorporated by reference to Exhibit A contained in Registrant’s Schedule 14A Definitive Proxy Statement for solicitation of written consent of stockholders, as filed with Commission on June 5, 2015).